Exhibit 10.14

ESCO CORPORATION

401(k) RESTORATION PLAN

Effective January 1, 2009

TABLE OF CONTENTS

ARTICLE I- PURPOSE; EFFECTIVE DATE		1

1.1.	Purpose	1
1.2.	Effective Date	1

ARTICLE II- DEFINITIONS		1

2.1.	401(k) Plan	1
2.2.	Account	1
2.3.	Beneficiary	1
2.4.	Board	1
2.5.	Code	2
2.6.	Committee	2
2.7.	Company	2
2.8.	Compensation	2
2.9.	Determination Date	2
2.10.	Disability	2
2.11.	Earnings	2
2.12.	Eligible Compensation	2
2.13.	Employee	2
2.14.	Employer	3
2.15.	Investment Committee	3
2.16.	Nonelective Contributions	3
2.17.	Participant	3
2.18.	Period of Employment	3
2.19.	Plan	3
2.20.	Separation from Service/Separates from Service	4
2.21.	Valuation Date	4

ARTICLE III- ELIGIBILITY AND CONTRIBUTION AMOUNTS		4

3.1.	Eligibility and Participation	4
3.2.	Nonelective Contributions	4

ARTICLE IV- DEFERRED COMPENSATION ACCOUNTS AND EARNINGS		5

4.1.	Accounts	5
4.2.	Nominal Investment Elections	5
4.3.	Determination of Accounts	5
4.4.	Vesting of Accounts	6
4.5.	Tax Withholding	6
4.6.	Statement of Account	6

ARTICLE V- PLAN BENEFITS		6

5.1.	Benefit Payments	6
5.2.	Commencement of Payments	7
5.3.	Form of Benefit Payment	7
5.4.	Withholding on Benefit Payments	7
5.5.	Valuation and Settlement	8
5.6.	Payment to Guardian	8
5.7.	Commencement of Payments	8

ARTICLE VI- DEATH		9

6.1.	Payment to Beneficiary	9
6.2.	Beneficiary Designation	9

ARTICLE VII- ADMINISTRATION		9

7.1.	Committee; Duties	9
7.2.	Agents	10
7.3.	Binding Effect of Decisions	10

ARTICLE VIII- CLAIMS PROCEDURE		10

8.1.	Claim Procedures	10

ARTICLE IX- AMENDMENT AND TERMINATION OF THE PLAN		12

9.1.	Amendment	12
9.2.	Employer’s Right to Terminate	12

ARTICLE X- MISCELLANEOUS		13

10.1.	Unfunded Plan	13
10.2.	Unsecured General Creditor	14
10.3.	Trust Fund	14
10.4.	Nonassignability	14
10.5.	Not a Contract of Employment	14
10.6.	Protective Provisions	15
10.7.	Governing Law	15
10.8.	Validity	15
10.9.	Notice	15
10.10.	Successors	15
10.11.	Code Section 409A	15
10.12.	Corporate Transaction	16

ESCO CORPORATION

401(k) RESTORATION PLAN

ARTICLE I-PURPOSE; EFFECTIVE DATE

1.1.     Purpose

ESCO Corporation (the “Company”) adopts this 401(k) Restoration Plan (the “Plan”) to provide, in a tax-efficient manner, supplemental funds for retirement or death for certain employees of the Company. It is intended that the Plan will aid in attracting and retaining employees of exceptional ability by providing them with this benefit.

1.2.     Effective Date

The Plan is effective as of January 1, 2009.

ARTICLE II-DEFINITIONS

Whenever used in this document, the following terms shall have the meanings indicated, unless a contrary or different meaning is expressly provided:

2.1.     401(k) Plan

“401(k) Plan” means the ESCO Corporation 401(k) Plan, as amended and restated effective January 1, 2009, or as it may later be amended or restated.

2.2.     Account

“Account” means the notional account evidenced by records maintained by the Committee for each Participant in accordance with Article IV.

2.3.     Beneficiary

“Beneficiary” means the person, persons or entity entitled under Article VI to receive any Plan benefits payable after a Participant’s death.

2.4.     Board

“Board” means the Board of Directors of the Company.

2.5.     Code

“Code” means the Internal Revenue Code of 1986, as amended together with all rules and regulations promulgated thereunder.

2.6.     Committee

“Committee” means the Compensation Committee of the Board, which administers the Plan pursuant to Article VII.

2.7.     Company

“Company” means ESCO Corporation, an Oregon corporation, and its successors.

2.8.     Compensation

“Compensation” means Compensation as it is defined in the 401(k) Plan without regard to the limitations set forth in section 401(a)(17) of the Code.

2.9.     Determination Date

“Determination Date” means the last day of each calendar month.

2.10.   Disability

“Disability” means “Total and Permanent Disability” as defined in the 401(k) Plan.

2.11.   Earnings

“Earnings” means the rate of growth or loss credited to an Account on each Determination Date in a calendar year which shall be equal to the earnings, gains, and losses of the nominal investment(s) selected by a Participant in accordance with Section 4.2.

2.12.   Eligible Compensation

“Eligible Compensation” means the (i) excess of an Employee’s Compensation for a calendar year over “Compensation” as defined in the 401(k) Plan for the applicable calendar year, plus (ii) amounts deferred under the ESCO Corporation Deferred Compensation Plan II that would have constituted “Compensation” (as defined in the 401(k) Plan but without regard to the limitations set forth in section 401(a)(17) of the Code) if it had not been deferred.

2.13.   Employee

“Employee” means any person employed by an Employer.

2.14.   Employer

“Employer” means the Company and any subsidiary or affiliate of the Company that has adopted the Plan with the approval of the Company.  Documentation of such adoption may include any special provisions that are to be applicable only to Employees of the subsidiary or affiliate.

2.15.   Investment Committee

“Investment Committee” means the committee appointed by the Committee to select nominal investment options pursuant to Section 4.2.  If the Committee does not appoint such an Investment Committee then the Committee shall be the Investment Committee.

2.16.   Nonelective Contributions

“Nonelective Contribution” means the contribution made by a Participant’s Employer to the Participant’s Account under Section 3.2.

2.17.   Participant

“Participant” means an Employee who is eligible to participate in the Plan under Article III, has had a Nonelective Contribution allocated to his or her Account, and who has not yet received full payment of benefits hereunder.

2.18.   Period of Employment

An Employee’s “Period of Employment” means:

(a)           all periods between each date of hire and the next following date of termination, disregarding February 29th of any year,

(b)           multiple periods of employment shall be aggregated,

(c)           each 365 days of employment shall be considered to be one year of employment, and

(d)           periods of employment with any employer during a period of time when the employer is not considered an Employer as defined in this Plan shall not be included.

2.19.   Plan

“Plan” means this 401(k) Restoration Plan, as amended from time to time.

2.20.   Separation from Service/Separates from Service.

“Separation from Service/Separates from Service” means with respect to any Employee, the separation from service of the Employee with the Company and all affiliated and subsidiary entities that are considered to be part of a controlled group with the Company pursuant to Code Section 414(b) or (c), except that in applying Code Section 1563 “50 percent” shall be substituted for “80 percent,” for any reason, including without limitation, quit, discharge, retirement, leave of absence (including military leave, sick leave, or other bona fide leave of absence such as temporary employment by the government if the period of such leave exceeds the greater of six months, or the period for which the Employee’s right to reemployment is provided either by statute or by contract) or permanent decrease in service to a level that is no more than 20 percent of its prior level. For this purpose, whether a Separation from Service has occurred is determined based on whether it is reasonably anticipated that no further services will be performed by the Employee after a certain date or that the level of bona fide services the Employee will perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than 20 percent of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services if the Employee has been providing services for less than 36 months).

2.21.   Valuation Date

“Valuation Date” means the last day of the month in which Separation from Service or death occurs.

ARTICLE III-ELIGIBILITY AND CONTRIBUTION AMOUNTS

3.1.     Eligibility and Participation

(a)           Eligibility. All Employees who are participants in the 401(k) Plan, who are determined by the Committee to be select management or highly compensated employees, and who have Eligible Compensation during a Plan Year, are eligible to participate.

(b)           Participation. An eligible Employee participates automatically in the Plan.

3.2.     Nonelective Contributions

(a)           Quarterly Contributions. On the last day of each calendar quarter, a Nonelective Contribution shall be allocated to each Employee who:

(i)            satisfies the eligibility requirements set forth in Section 3.1(a) on the last day of such calendar quarter; and

(ii)           is actively employed on the last day of such calendar quarter.

(b)           Amount of Contribution. Nonelective Contributions shall be allocated to Employee’s Account in an amount equal to the percentage of the Employee’s Eligible Compensation shown in the table below, based on the sum of the Employee’s age in whole years and Period of Employment measured in completed years, determined as of the last day of the calendar quarter:

Sum of Age plus Period of Employment	Percentage of Eligible Compensation
Less than 40	1.25%
At least 40 but less than 60	2.50
60 or more	5.00

ARTICLE IV-DEFERRED COMPENSATION ACCOUNTS AND EARNINGS

4.1.     Accounts

For record-keeping purposes only, the Company shall maintain an Account for each Participant.

4.2.     Nominal Investment Elections

(a)           Nominal Investment Directions. All amounts held in the Account of each Participant under the Plan shall be nominally invested as directed by the Participant in one or more investment choices selected by the Investment Committee. If a Participant fails at any time to provide an investment direction, such Participant shall be deemed to have elected such nominal investment as the Investment Committee may determine.

(b)           Change in Nominal Investment Election. Any nominal investment election under Section 4.2(a) shall continue in effect until changed by the Participant in accordance with procedures and subject to any limitations established by the Investment Committee.

(c)           Crediting of Earnings. Earnings credited to an Account shall be based on the earnings on the Participant’s nominal investment selection(s) regardless of whether the Company or Employer makes actual investments in such selections.

4.3.     Determination of Accounts

Each Account shall be adjusted as of each Determination Date and shall consist of:

(a)           the balance of the Account as of the immediately preceding Determination Date; and

(b)           any Nonelective Contribution allocated to the Account on the Determination Date; and

(c)           earnings credited since the immediately preceding Determination Date.

The total of (a), (b) and (c) shall be reduced by any distributions from the Account since the last Determination Date.

4.4.     Vesting of Accounts

Participants shall be 100% vested in their Account balance if Separation from Service occurs because of death or Disability. Otherwise, Participants shall vest in the Account balance based on their Period of Employment measured in completed years, determined as of their date of Separation from Service, as follows:

Period of Employment	Percent Invested
Less than 3	0%
3 or more	100%

4.5.     Tax Withholding

Any withholding of taxes or other amounts with respect to Nonelective Contributions that is required by state, federal, or local law shall be withheld from the Participant’s corresponding nondeferred compensation to the maximum extent possible and any remaining amount required to be withheld shall reduce the amount credited to the Participant’s Account.

4.6.     Statement of Account

A statement shall be issued on a quarterly basis by Employer to each Participant setting forth the Participant’s Account balance under the Plan as of the immediately preceding Determination Date.

ARTICLE V-PLAN BENEFITS

5.1.     Benefit Payments

The Employer shall pay Plan benefits to each Participant as follows:

(a)           Termination Benefits. If a Participant Separates from Service for any reason except death, Employer shall pay to the Participant the vested balance in the Participant’s Account in accordance with this Article V.

(b)           Death Benefit. Upon a Participant’s death, Employer shall pay to the Participant’s Beneficiary benefits equal to the full balance in the Participant’s Account in accordance with this Article V and Article VI.

5.2.     Commencement of Payments

Except as provided in Section 5.7, payment of any Account benefits under the Plan shall commence on the settlement date as provided in Section 5.5.

5.3.     Form of Benefit Payment

Plan benefits shall be paid in the form set out below.

(a)           Form. Except as provided by Section 5.3(b), the form of benefit payment shall be 60 monthly installments.

(b)           Small Accounts. If the Participant’s Account is under $5,000 on the Valuation Date, the benefit shall be paid in a lump sum.

(c)           Installments. If payment is by installments, the initial monthly payment amount payable in the year in which benefits commence shall be equal to the Account balance as of the Valuation Date divided by 60. The amount of monthly payments for the next calendar year and each subsequent year shall be redetermined on January 1 of each year by taking the Account value as of a date in the preceding December selected by the Committee in its sole discretion, and dividing such amount by the number of remaining installments. If the payment amount so calculated at any time exceeds the remaining Account balance, payment shall be reduced to the remaining Account balance and such payment shall be the last payment under this Plan.

(d)           Change in Form of Payment. No change in payment form shall be permitted.

5.4.     Withholding on Benefit Payments

Employer shall withhold from payments made hereunder any taxes required to be withheld from such payments under federal, state or local law. A Beneficiary, however, may elect not to have withholding of federal income tax pursuant to Section 3405(a) (2) of the Internal Revenue Code, or any successor provision thereto.

5.5.     Valuation and Settlement

If a lump sum is paid, the amount of the lump sum shall be based on the value of the Participant’s Account on the Valuation Date. If installment payments are paid, the initial amount of the installment payments shall be based on the value of the Participant’s Account on the Valuation Date. Earnings shall continue to accrue on the Participant’s Account during the term of installment payments until the Determination Date that next precedes the date of the last installment payment under the Plan.  All payments shall be made as of the first day of the month.

5.6.     Payment to Guardian

If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Committee may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan benefit. Such distribution shall completely discharge the Committee and Employer from all liability with respect to such benefit.

5.7.     Commencement of Payments

Notwithstanding anything herein to the contrary, benefits payable to a Participant shall commence as soon as administratively feasible, but not more than 90 days following the applicable Valuation Date, except if the stock of the Company becomes publicly traded and a Participant is then considered a “specified employee” as defined in Code Section 409A(a)(2)(B) (i) on the date of his or her Separation from Service (except due to death) such Participant shall not receive a distribution before the date which is six months after the date of Separation from Service. In the event a distribution must be deferred, the first installment payment shall include an amount equal to the sum of the monthly payments which would have been paid to the Participant but for the payment deferral mandated pursuant to Code Section 409A(a)(2)(B)(i).

ARTICLE VI-DEATH

6.1.     Payment to Beneficiary

If a Participant has a Separation from Service on account of death, the Participant’s Account shall be paid to the Participant’s Beneficiary at the same time and in the same amounts as the Participant’s Account would have been paid to the Participant if the Participant had survived but had a Separation from Service on the actual date of death, except that the six-month delay in Section 5.7 shall not apply.

In the event a Participant dies after Separation from Service and before installment payments are completed, installments shall continue to be paid to the Beneficiary under the same terms that would have applied to the Participant, if the Participant had survived.

6.2.     Beneficiary Designation

Each Participant may file a Beneficiary designation form with the Committee, in such form as the Committee may approve, naming a specific Beneficiary or Beneficiaries, subject to the rules that apply to designations of beneficiaries under the 401(k) Plan, including consent requirements, rules for determining beneficiaries in the absence of a valid designation, and disclaimers, with such changes as may be made by the Committee.

ARTICLE VII-ADMINISTRATION

7.1.     Committee; Duties

This Plan shall be administered by the Committee. The Committee shall have such powers and duties as may be necessary to discharge its responsibilities. These powers shall include, but not be limited to, interpreting the Plan provisions; determining amounts due to any Participant, the rights of any Participant or Beneficiary under this Plan and the amounts credited to a Participant’s Account and the Earnings thereon; enforcing the right to require any necessary information from any Participant; and any other activities deemed necessary or helpful. The Committee may adopt any technical, clerical, conforming or clarifying amendment which may be necessary or desirable to facilitate the administration of the Plan or maintain compliance with the Code; provided, however, that the amendment does not have any material adverse effect on the then currently estimated cost to the Company of maintaining the Plan. Members of the Committee may not be Participants under the Plan.

7.2.     Agents

The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

7.3.     Binding Effect of Decisions

The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

ARTICLE VIII-CLAIMS PROCEDURE

8.1.     Claim Procedures

Any person claiming a benefit (“Claimant”) under the Plan shall present the request in writing to the Committee.

(a)           Initial Claim Review. If the claim is wholly or partially denied, the Committee will, within a reasonable period of time, and within 90 days of the receipt of such claim, or if the claim is a claim on account of Disability, within 45 days of the receipt of such claim, provide the Claimant with written notice of the denial setting forth in a manner calculated to be understood by the Claimant:

(i)            The specific reason or reasons for which the claim was denied;

(ii)           Specific reference to pertinent provisions of the Plan, rules, procedures or protocols upon which the Committee relied to deny the claim;

(iii)          A description of any additional material or information that the Claimant may file to perfect the claim and an explanation of why this material or information is necessary;

(iv)          An explanation of the Plan’s claims review procedure and the time limits applicable to such procedure and a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse determination upon review; and

(v)           In the case of an adverse determination of a claim on account of Disability, if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such a rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the Claimant upon request.

If special circumstances require the extension of the 45-day or 90-day period described above, the Claimant will be notified before the end of the initial period of the circumstances requiring the extension and the date by which the Committee expects to reach a decision. Any extension for deciding a claim will not be for more than an additional 90-day period, or if the claim is on account of Disability, for not more than two additional 30-day periods.

(b)           Review of Claim. If a claim for benefits is denied, in whole or in part, the Claimant may request to have the claim reviewed. The Claimant will have 180 days in which to request a review of a claim regarding Disability, and will have 60 days in which to request a review of all other claims. The request must be in writing and delivered to the Committee. If no such review is requested, the initial decision of the Committee will be considered final and binding.

The Committee’s decision on review shall be sent to the Claimant in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, as well as specific references to the pertinent Plan provisions, rules, procedures or protocols upon which the Committee relied to deny the appeal. The Committee shall consider all comments, documents, records and other information relating to the claim submitted by the Claimant, regardless of whether the information was part of the original claim. The decision shall also include a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA. The Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim.

The Committee’s decision on review shall be made not later than 60 days (45 days in the case of a claim on account of Disability) after its receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days (90 days in the case of a claim on account of Disability) after receipt of the request for review. This notice to the Claimant shall indicate the special circumstances requiring the extension and the date by which the Committee expects to render a decision and will be provided to the Claimant prior to the expiration of the initial 45-day or 60-day period.

Notwithstanding the foregoing, in the case of a claim on account of Disability: (i) the review of the denied claim shall be conducted by a named fiduciary who is neither the individual who made the benefit determination nor a subordinate of such person; and (ii)

no deference shall be given to the initial benefit determination. For issues involving medical judgment, the named fiduciary must consult with an independent health care professional who has appropriate training and expertise in the field involving medical judgment.  Such health care professional will be a person who was not consulted in connection with the claim denial and is not a subordinate of the person who was consulted.

To the extent permitted by law, the decision of the claims official (if no review is properly requested) or the decision of the review official on review, as the case may be, shall be final and binding on all parties. No legal action for benefits under the Plan shall be brought unless and until the Claimant has exhausted such Claimant’s remedies under this Section 8.1.

ARTICLE IX-AMENDMENT AND TERMINATION OF THE PLAN

9.1.     Amendment

The Board may, at any time, amend the Plan in whole or in part provided, however, that no amendment shall be effective to decrease or restrict the amount credited to any Account maintained under the Plan as of the date of amendment.

9.2.     Employer’s Right to Terminate

The Board may at any time partially or completely terminate the Plan if, in its judgment, the continuance of the Plan, or potential payments thereunder, would not be in the best interests of the Company.

(a)           Partial Termination. The Board may partially terminate the Plan by stopping the allocation of Nonelective Contributions to Participant Accounts. If such a partial termination occurs, the Plan shall continue to operate and be effective with respect to Participant Accounts created prior to the effective date of such partial termination.

(b)           Complete Termination. The Board may, in its discretion, provide by amendment to the Plan a right to the payment of all Account balances as a result of the liquidation and termination of the Plan where:

(i)            The termination and liquidation does not occur proximate to a downturn in the financial health of the Company and the participating Employers;

(ii)           The Plan and all arrangements required to be aggregated with the Plan under Code Section 409A are terminated and liquidated;

(iii)          No payments, other than those that would be payable under the terms of the Plan and the aggregated arrangements if the termination and liquidation had not occurred, are made within 12 months of the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan;

(iv)          All payments are made within 24 months of the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan; and

(v)           The Company and its affiliates, including the Employers, do not adopt a new arrangement that would be aggregated with any terminated arrangement under Code Section 409A, at any time within three years following the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan.

(c)           Corporate Dissolution/Bankruptcy. The Company may, in its discretion, by amendment liquidate and terminate the Plan where the termination and liquidation occurs within 12 months of a corporate dissolution taxed under Code Section 331, or with the approval of a bankruptcy court pursuant to 11 United States Code § 503(b)(1)(A), provided that all amounts deferred under the Plan are included in the Participants’ gross incomes in the latest of the following years (or, if earlier, the taxable year in which the amount is actually or constructively received):

(i)            the calendar year in which the termination occurs;

(ii)           the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or

(iii)          the first calendar year in which the payment is administratively practicable.

ARTICLE X-MISCELLANEOUS

10.1.   Unfunded Plan

This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly-compensated employees” within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Board may terminate the Plan and no further benefits shall accrue hereunder, or the Board may remove certain employees as Participants, if it is determined by the United States Department of Labor, a court of competent jurisdiction or an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA (as currently in effect or hereafter amended) which is not so exempt. If the Plan is terminated under this Section 10.1, all Nonelective Contributions shall terminate and the amount of each Participant’s Account balance shall be distributed to such Participant at such time and in such manner as the Committee, in its sole discretion, determines.

10.2.   Unsecured General Creditor

Participants and their Beneficiaries, heirs, successors and assigns shall have no secured legal or equitable rights, interest or claims in any property or assets of Employer, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by Employer. Except as may be provided in Section 10.3, such policies, annuity contracts or other assets of Employer shall not be held under any trust for the benefit of the Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of Employer under this Plan. Any and all of Employer’s assets and policies shall be, and remain, the general, unpledged, unrestricted assets of Employer. Employer’s obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future.

10.3.   Trust Fund

Employer shall be responsible for the payment of all benefits provided under the Plan. At its discretion, Employer may establish one or more trusts, with such trustees as Employer may approve, for the purpose of providing for the payment of such benefits. Although such trust or trusts may be irrevocable, the assets thereof shall be subject to the claims of all Employer’s creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, Employer shall have no further obligation to pay such benefits. If not paid from a trust, any benefits provided under the Plan shall remain the obligation of, and shall be paid by, Employer.

10.4.   Nonassignability

Neither a Participant nor any other person shall have the right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

10.5.   Not a Contract of Employment

The terms and conditions of this Plan shall not constitute a contract of employment between Employer and the Participant, and the Participant (or the Participant’s Beneficiary) shall have no rights against Employer except as may otherwise be specifically provided herein. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of

Employer or to interfere with the right of Employer to discipline or discharge a Participant at any time.

10.6.   Protective Provisions

A Participant will cooperate with Employer by furnishing any and all information requested by Employer in order to facilitate the payment of benefits hereunder, by taking such physical examinations as Employer may deem necessary and by taking such other actions as may be requested by Employer.

10.7.   Governing Law

The provisions of this Plan shall be construed and interpreted according to the laws of the State of Oregon, except as preempted by federal law.

10.8.   Validity

If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provisions had never been inserted herein.

10.9.   Notice

Any notice or filing required or permitted under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to any member of the Committee or the Secretary of Employer. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to Employer’s address. Mailed notice to a Participant or Beneficiary shall be directed to the individual’s last known address in Employer’s records.

10.10. Successors

The provisions of this Plan shall bind and inure to the benefit of Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Employer, and successors of any such corporation or other business entity.

10.11. Code Section 409A

Notwithstanding anything to the contrary in the provisions of this Plan regarding the benefits payable hereunder and the time and form thereof, this Plan is intended to meet any applicable requirements of Code Section 409A and this Plan shall be construed and administered in accordance with Section 409A of the Code, Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date of the Plan. In the event that the Company determines that any provision of this Plan or the operation thereof may violate Section 409A of the Code and related Department of Treasury guidance, the Company may in its sole discretion adopt such amendments to this Plan and appropriate policies and procedures, including amendments and policies with retroactive effect, or take such other actions, as the Company determines necessary or appropriate to comply with the requirements of Section 409A of the Code.

10.12. Corporate Transaction

If an Employer merges, consolidates, or otherwise reorganizes, or if its business or assets are acquired by another company, this Plan shall continue with respect to those eligible individuals who continue in the employ of the successor company.  The transition of employment from an Employer to the new company shall not be considered a Separation from Service for purposes of this Plan.  In such event, however, a successor company may freeze all benefit accruals under this Plan as to Plan Participants on the effective date of the succession, by amending the Plan accordingly.  In no event may benefits accrued under the Plan be retroactively eliminated.

ESCO CORPORATION

By:	/s/ NICK BLAUWIEKEL
Its:	VP Human Resources
Dated: 3/31/2009

FIRST AMENDMENT

TO THE

ESCO CORPORATION 401(k) RESTORATION PLAN

ESCO Corporation hereby amends the ESCO Corporation 401(k) Restoration Plan, as effective January 1, 2009 (“Plan”), pursuant to Section 9.1 of the Plan.  The Plan is amended as follows, effective January 1, 2009:

1.             Section 2.21 Total Compensation is added immediately following Section 2.20 Separation from Service/Separates from Service, to read as follows:

2.21        Total Compensation

“Total Compensation” means Compensation, plus any amount deferred under the ESCO Corporation Deferred Compensation Plan II that would have constituted Compensation if it had not been deferred.

2.             Section 2.21 Valuation Date is redesignated as Section 2.22 Valuation Date.

3.             Section 3.1(a) is amended to read in its entirety as follows:

(a)           Eligibility.  An employee who is a participant in the 401(k) Plan, who is determined by the Committee to be a select management or highly compensated employee, and who has Total Compensation in excess of the limitations set forth in section 401(a)(17) of the Code for any calendar year, is eligible to participate in the Plan.

IN WITNESS WHEREOF, ESCO Corporation has caused this First Amendment to be executed on this 19th day of March, 2010

ESCO CORPORATION

/s/ NICK BLAUWIEKEL
Nick Blauwiekel
Vice President — Human Resources

1

SECOND AMENDMENT

TO THE

ESCO CORPORATION

401(k) RESTORATION PLAN

WHEREAS, ESCO Corporation (the “Company”) adopted the ESCO Corporation 401(k) Restoration Plan (the “Plan”) effective January 1, 2009; and

WHEREAS, the Company desires to add the ability of Employers to make discretionary contributions to Participant Accounts under the Plan; and

WHEREAS, the Board has the authority to amend the Plan in whole or in part pursuant to Section 9.1 of the Plan, provided that no amount credited to a Participant Account as of the date of the amendment is decreased or restricted; and

WHEREAS, the Board adopted an amendment to the Plan, substantially in the form below, on August 4, 2009, and directed the Vice President — Human Resources of the Company to execute such amendment, in the form approved, with changes approved by the Vice President — Human Resources; and

WHEREAS, the changes approved by the Vice President — Human Resources of the Company are only to reflect that the First Amendment to the Plan, effective January 1, 2009, was adopted on March 19, 2010, and are not substantive;

NOW, THEREFORE, the Plan is hereby amended, effective August 4, 2009, as follows:

1.       Sections 2.11 through 2.22 are renumbered as Sections 2.12 through 2.23.

2.       New Section 2.11 is added to the Plan to read as follows:

2.11             Discretionary Contribution

“Discretionary Contribution” means the contribution made by an eligible Employee’s Employer to the Employee’s Account under Section 3.3.

3.       The phrase “Nonelective Contribution” in Section 2.16 (redesignated as Section 2.17 by paragraph 1 of this Amendment) is deleted and replaced with the phrase: “Nonelective Contribution or a Discretionary Contribution.”

4.       Section 3.1 is amended to read as follows:

3.1               Eligibility and Participation

(a)     Eligibility for Nonelective Contributions. All Employees who are participants in the 401(k) Plan, who are determined by the Committee to be select management or highly compensated employees, and who have Total Compensation in excess of the limitations set forth in section 401(a)(17) of the Code for any calendar year, are eligible to participate in the Plan and to have Nonelective Contributions allocated to their Accounts.

(b)     Eligibility for Discretionary Contributions. All Employees who are determined by the Committee to be select management or highly compensated employees and who are designated to receive a Discretionary Contribution by their Employer, are eligible to participate in the Plan and to have Discretionary Contributions allocated to their Accounts.

(c)     Participation. An eligible Employee under either Section 3.1(a) or 3.1(b) participates automatically in the Plan.

5.       New Section 3.3 is added to the Plan to read as follows:

3.3       Discretionary Contributions

(a)           Allocation of Contribution.  On the last day of any month, a Discretionary Contribution may be allocated to any Employee who on that day:

(i)            satisfies the eligibility requirements set forth in Section 3.1(b); and

(ii)           is actively employed.

(b)           Amount of Contribution. A Discretionary Contribution may be allocated under this Plan in any amount, as determined by the Employee’s Employer in its sole and absolute discretion. A Discretionary Contribution allocated with respect to any Employee shall not obligate an Employer to make any other allocation to this Plan for any other Employee or Participant.

6.       Section 4.3 is amended to read as follows:

4.3       Determination of Accounts

Each Account shall be adjusted as of each Determination Date and shall consist of:

(a)           The balance of the Account as of the immediately preceding Determination Date; and

(b)           Any Nonelective Contribution allocated to the Account on the Determination Date; and

(c)           Any Discretionary Contribution allocated to the Account on the Determination Date: and

(d)           Earnings credited since the immediately preceding Determination Date.

The total of (a), (b), (c), and (d) shall be reduced by any distributions from the Account since the last Determination Date.

7.       Section 4.4 is amended to read as follows:

4.4                 Vesting

(a)           Death or Disability. Participants shall be 100% vested in their Account balance if Separation from Service occurs because of death or Disability.

(b)           Nonelective Contributions. Participants shall vest in their Nonelective Contributions (adjusted for Earnings attributable thereto) based on their Period of Employment measured in completed years, determined as of their date of Separation from Service, as follows:

Period of Employment	Percent Vested
Less than 3	0%
3 or more	100%

(c)           Discretionary Contributions. Participants shall vest in a Discretionary Contribution (adjusted for earnings and losses thereon) based on the same terms that apply to Nonelective Contributions pursuant to Section 4.4(b), unless the Employer specifies a different vesting schedule in an Appendix to the Plan at the time of the Discretionary Contribution.

8.       The phrase “Nonelective Contributions” in Section 4.5 is deleted and replaced with the phrase: “Nonelective Contributions, or Discretionary Contributions, or both,”.

9.       The phrase “Nonelective Contributions” in Section 9.2(a) is deleted and replaced with the phrase: “Nonelective Contributions, or Discretionary Contributions, or both,”.

10.     The phrase “Nonelective Contributions” in Section 10.1 is deleted and replaced with the phrase: “Nonelective Contributions and Discretionary Contributions”.

IN WITNESS WHEREOF, ESCO Corporation has caused this Second Amendment to be executed on this 23rd day of  April, 2010.

ESCO CORPORATION

/s/ NICK BLAUWIEKEL
Nick Blauwiekel
Vice President — Human Resources